Exhibit 4.4


          THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS TEL-SAVE HOLDINGS, INC. RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO IT THAT SUCH SALE, TRANSFER OR ASSIGNMENT IS EXEMPT FROM ANY REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                       NONTRANSFERABLE WARRANT TO PURCHASE

                                 COMMON STOCK OF

                             TEL-SAVE HOLDINGS, INC.


 Date of Grant:  As of March 14, 1996.

 Void after 5:00 PM.  Eastern  Standard Time on
                        March  13,  1998   (subject  to  extension  or   earlier
                        termination, as herein provided)


No. W-TFG-[ ]

     FOR VALUE RECEIVED, Tel-Save Holdings, Inc., a Delaware corporation (together with its successors and assigns, the "Company") hereby certifies and agrees that [Warrant Holder Name] (the "Holder") is entitled, subject to the terms, conditions and adjustments hereof, to receive, in one or more exercises of this Warrant, from time to time, from the Company such number of shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") as is determined under Paragraph 1 hereof, during the period commencing at 9:00 AM., Eastern Standard Time on September 14, 1996 (the "Commencement Date") and ending at 5:00 PM. Eastern Standard Time on the earlier of March 13, 1998 (subject to extension as provided herein) and the Earlier Termination Date (as defined in Paragraph 1 hereof) (such time on such earlier date, the "Termination Date") at an exercise price (the "Exercise Price") of $11.33 per share (such Exercise Price reflecting an "Exercise Price" of $17.00 per share on March 14, 1996, the date as of which the Original Warrant (as defined below) was issued, as adjusted pursuant to the terms of this Warrant to reflect the three-for-two stock split in the form of a 50% stock dividend effective as of March 15, 1996). The number of shares of Common Stock issuable upon exercise of this Warrant ("this Warrant") and the exercise price per share shall be subject to further adjustment from time to time upon the occurrence of certain events as set forth below. This Warrant is one of several Warrants issued in exchange for the Warrant (the "Original Warrant") issued to The Furst Group, Inc., a New Jersey corporation ("TFG"), in conjunction with, and referenced as the "Warrant" in, the Telecommunication Services Agreement, dated as of March 14, 1996 (the "Services Agreement"), between Tel-Save, Inc., a wholly owned subsidiary of the Company, and TFG. The aggregate number of "Warrant Shares" (as defined below) under this Warrant and all such other Warrants issued in exchange for the Original Warrant (and any Warrants issued in exchange for any thereof) and at any time outstanding shall not exceed 1,500,000, as such number shall have been adjusted and reduced after March 18, 1996 as herein provided.

     The shares of Common Stock or any other shares or other units of stock or other securities or property or any combination thereof receivable upon exercise of this Warrant, as adjusted from time to time, are sometimes referred to herein as the "Exercise Shares."


     1. Exercise of Warrant; Issuance of Exercise Shares.

     (a) Exercise of Warrant. This Warrant may be exercised as to the then remaining Warrant Shares (as hereinafter defined) by the Holder in whole at any time or in part from time to time on or after the Commencement Date and until and including the Termination Date. For purposes of this Warrant, "Warrant Shares" shall mean [Number of Shares] shares of Common Stock, subject to further adjustment as provided in Paragraph 8 hereof and to successive reduction upon any exercise of this Warrant as provided below in this clause (a). Following the Termination Date, in the absence of the exercise hereof, the Holder shall have no rights herein to acquire any Exercise Shares and this Warrant shall lapse as to such rights. This Warrant may be exercised on any business day by delivering to the Company at its principal office, presently located at the address of the Company set forth in Paragraph 11 hereof (or such other office of the Company as shall theretofore have been designated by the Company by written notice to the Holder), a completed and executed irrevocable Notice of Warrant Exercise in the form set forth in Appendix A hereto and made a part hereof (or facsimile copy thereof, provided that the original executed Notice of Warrant Exercise is so delivered to the Company within two days thereafter), specifying therein the number of Warrant Shares (which shall not exceed the number thereof then remaining as to which no Notice of Warrant Exercise has previously been given) with respect to which the Holder is then exercising its rights hereunder, provided that this Warrant is so delivered to the Company not later than the original executed copy of such Notice of Warrant Exercise. The Company, pursuant to such Notice of Warrant Exercise from Holder, duly completed, and in accordance with Subparagraph 1(c) hereof, shall, upon receipt of this Warrant and the original executed copy of such Notice of Warrant Exercise, issue, and deliver a certificate evidencing, such number of Exercise Shares as shall equal the result of (x) the product of (i) the difference between the Current Market Price (as defined in Subparagraph 8(d) hereof) on the date of delivery of such Notice Of Warrant Exercise and the then Exercise Price, multiplied by (ii) the number of Warrant Shares specified in such Notice of Warrant Exercise, divided by (y) the Current Market Price on the date of delivery of such Notice Of Warrant Exercise. Upon such exercise pursuant to a Notice of Warrant Exercise, the number of Warrant Shares automatically shall be reduced by the number thereof specified in such Notice of Warrant Exercise.

     In the event that this Warrant shall be duly exercised in part prior to the Termination Date, the Company shall issue a new Warrant of like tenor evidencing the rights of the Holder thereof with respect to the balance of the Warrant Shares under the Warrant so surrendered.

     No adjustments shall be made for any cash dividends on Exercise Shares issuable upon exercise of this Warrant.

          (b) Earlier Termination Date. Holder's right to purchase any Exercise Shares under this Warrant shall terminate and be of no further force and effect on the date (the "Earlier Termination Date") that (i) Continuing Customers shall be transferred or disconnected from the Services after a "Change of Control" (as defined in the Services Agreement) in breach of the terms of Section 6.4 of the Services Agreement (less than 105 days after a "Change of Control" (as defined in the Services Agreement)), and (ii) such transferred or disconnected Continuing Customers shall not have been replaced within 30 days after notice of such breach by TS with customers of equivalent value that remain on the Services for at least 105 days.

     (c) Issuance of Exercise Shares; Delivery of Warrant Certificates. The Company shall, within three (3) business days after the exercise of this Warrant or as soon thereafter as is practicable, issue in the name of the Holder (or such other person or persons, if any, as specifically permitted under the terms hereof and as the Holder shall have designated in the Notice of Warrant Exercise) one or more certificates representing the Exercise Shares to which the Holder (or such other persons or persons) shall be entitled upon such exercise under the terms hereof. Such certificate or certificates shall be deemed to have been issued and the Holder (or such other person or persons so permitted and designated) shall be deemed to have become the record holder of the Exercise Shares as of the date of the due exercise of this Warrant.

     (d) Exercise Shares Fully Paid and Non-assessable. The Company agrees and covenants that all Exercise Shares issued or delivered upon the due exercise of this Warrant will, upon issuance in accordance with the terms hereof, be duly authorized, validly issued, fully paid and non-assessable and free and clear of all taxes (other than those taxes which, pursuant to Paragraph 2 hereof, the Company shall not be obligated to pay), liens, charges and security interests created by or in favor of the Company with respect to the issuance thereof (other than the limitations on such Exercise Shares imposed by applicable securities laws and limitations expressly included in this Warrant).

     (e) Fractional Shares. The Company shall not be required to issue fractional shares of capital stock upon the exercise of this Warrant or to deliver certificates that evidence fractional shares of capital stock. In the event that any fraction of an Exercise Share would, except for the provisions of this Subparagraph (e), be issuable upon the exercise of this Warrant, the Company shall pay to the Holder exercising the Warrant an amount in cash equal to such fraction multiplied by the "Current Market Price" of the Exercise Share.

     2. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the issuance of Exercise Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes that may be payable in respect of any transfer of this Warrant or any transfer involved in the issue of any Warrant Certificates or any certificates for Exercise Shares in a name other than that of the Holder of this Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     3. Mutilated or Missing Warrant. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, in exchange and substitution for and upon cancellation of, this Warrant, if mutilated, or in lieu of and in substitution for this Warrant if lost, stolen or destroyed, a new Warrant of like tenor and in the same aggregate denomination (but reflecting the number of Warrant Shares as to which this Warrant was then exercisable), but only (i) in the case of loss, theft or destruction, upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of this Warrant and, in the case of TFG as the Holder, TFG's indemnity, and, in the case of any other Person as the holder, indemnity or bond, if requested, in each case also reasonably satisfactory to the Company, and (ii) in the case of mutilation, upon surrender of this Warrant. The Applicant for such substitute Warrant shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or its counsel may prescribe.

     4. Rights of Holder. The Holder shall not, by virtue of anything contained in this Warrant or otherwise, be entitled to any right whatsoever, either in law or equity, of a stockholder of the Company, including, without limitation, the right to receive dividends or to vote or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

     5. Notices of Corporate Action. In the event of a proposal by the Company (or of which the Company shall have knowledge) for:

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a regular periodic dividend payable in cash) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or

          (c)  any  voluntary  or   involuntary   dissolution,   liquidation  or
     winding-up of the Company,

the Company will deliver to the Holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall with respect to Subparagraphs (a) and (b) hereof, be furnished at least 20 days prior to the date therein specified and, with respect to subparagraph (c) hereof, be furnished promptly upon the commencement of any event described therein.

     6. Right of First Refusal. Until March 14, 2000, except for bona fide gifts, or sales by any Holder of up to an aggregate of 100,000 Exercise Shares in any single transaction to the same Person (provided that sales to any affiliate of such Person shall be, for these purpose, considered a sale to such Person), the Exercise Shares issued pursuant to this Warrant may not be sold or transferred by the Holder (and any such sale or transfer will be invalid), unless such Holder shall have first notified the Company in writing of the number of Exercise Shares it proposes to sell and shall have offered to sell such Exercise Shares to the Company at the Market Price (as defined below in this Paragraph) on the trading day next preceding the date of such notice and the Company shall not have elected irrevocably in writing to the Holder, within three (3) business days after such notice, to purchase all, but not less than all, of such Exercise Shares so offered at such price by the close of business on the third business day after such Holder notice; if the Company shall have waived or been deemed to have waived such right to purchase such Exercise Shares, the Holder may proceed to sell the Exercise Shares that were the subject of such Holder notice, provided that such sales must be completed within the three calendar month period after the Holder notice to the Company of intention to sell such Exercise Shares. If the Company elects to purchase such Exercise Shares so offered by a Holder notice, Holder shall sell such Exercise Shares to the Company and payment therefor in immediately available funds shall be made not later than the close of business on the third business day after such Holder's notice, subject to receipt by the Company of certificates, in proper form for transfer, for such Exercise Shares and the Holder's delivery to the Company of such Exercise Shares free and clear of any liens, charges, claims or encumbrances. For the purposes of this Paragraph and Paragraph 7 hereof, "Market Price" as of any date shall be the average of the high and low sales prices, regular way, of the Common Stock on such day, as reported by NASDAQ.

     7. Forfeiture of Exercise Shares. By accepting any Exercise Shares upon exercise of this Warrant, the Holder agrees that, subject to the next succeeding sentence, if Continuing Customers shall be transferred or disconnected from the Services after a Change of Control in breach of the terms of Section 6.4 of the Services Agreement (less than 105 days after a Change of Control) and there is an Early Termination Date of the Warrant pursuant to Paragraph 1(b) hereof, all Exercise Shares issued hereunder upon delivery of a Notice of Warrant Exercise during the period beginning on the 90th day prior to a Control Change Date and ending on the 105th day after such Control Change Date (the "Covered Exercise Shares") (or an amount in readily available funds equal to any proceeds from the sale or other disposition of such Covered Exercise Shares if such sale or other disposition was a bona fide, arm's-length sales transaction for cash with a Person not affiliated with the Holder and otherwise equal to the Market Price of the shares on the date of such sale or other disposition) shall immediately be forfeited and returned (or paid over) to the Company, for no consideration, free and clear, in the case of forfeited and returned shares, of any lien, charge, claim or encumbrance. The foregoing sentence will not apply and the Covered Exercise Shares referenced therein (or the proceeds thereof, as the case may be) will not be forfeited to the Company if either (i) TFG irrevocably waives, before exercise, its rights to give notice and transfer customers under Section 6.4 of the Services Agreement and shall not transfer any Continuing Customers (as defined in the Services Agreement) in violation of the 105-day advance written notice requirement of Section 6.4 of the Services Agreement in a manner that causes an Early Termination Date or (ii) TFG or the successor, if any, to TFG upon or in connection with a Change of Control giving rise to the Control Change Date, as the case may be, shall agree in writing not to, and shall not, transfer the then Continuing Customers under Section 6.4 of the Services Agreement in violation of the 105-day advance written notice requirement of such Section in a manner that causes an Early Termination Date. For purposes of this Paragraph, "Change of Control" shall be defined as in the Services Agreement and "Control Change Date" shall mean the date as of which a Change of Control shall occur. This Section shall not limit the rights or obligations of any party under the Services Agreement.

     8. Adjustment of Exercise Price, Warrant Shares and Exercise Shares. The Exercise Price, the number of Warrant Shares and the kind of Exercise Shares issuable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events after March 18, 1996 as hereinafter provided. The Exercise Price in effect at any time, the number of Warrant Shares and the kind of securities issuable upon exercise of this Warrant shall be subject to adjustment as follows:

     (a) If the Company shall after March 18, 1996 (i) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (ii) subdivide or classify its outstanding Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclas sification shall be proportionally adjusted so that the Holder of this Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares that, if this Warrant had been exercised by such Holder immediately prior to such date, such Holder would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination or reclassification. For example, if the Company declares a 2 for 1 stock dividend or stock split and the Exercise Price immediately prior to such event was $5.00 per share, the adjusted Exercise Price immediately after such event would be $2.50 per share. Such adjustment shall be made successively whenever any event listed above shall occur.

     (b) In case the Company shall after March 18, 1996 issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (or having a conversion price per share) less than the "Current Market Price" of the Common Stock (as defined in Subparagraph (d) of this Paragraph below) on the record date mentioned below, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at the "Current Market Price" per share of the Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock offered for subscription or purchases (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and, to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants, the Exercise Price shall be readjusted to the Exercise Price that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

     (c) Whenever the Exercise Price payable upon exercise of this Warrant is adjusted pursuant to Subparagraphs (a) and (b) above, the number of Warrant Shares as to which a Notice of Warrant Exercise may be given shall simultaneously be adjusted by multiplying (x) the number of Warrant Shares then remaining as to which no Notice of Warrant Exercise has theretofore been given by (y) the Exercise Price in effect just prior to such adjustment, and dividing the product so obtained by the Exercise Price, as adjusted.

     (d) For the purpose of any computation in this Warrant, the "Current Market Price" per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for 10 consecutive business days before such date. The closing price for each day shall be the last sale price regular way or, in case no such reported sale takes place on such day, the average of the last reported bid and lowest reported asked prices as reported by NASDAQ, or other similar organizations if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors.

     (e) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least ten cents ($0.10) in such price; provided, however, that any adjustments that by reason of this Subparagraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Paragraph 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Paragraph 8 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such additional reductions in the Exercise Price, in addition to those required by this Paragraph 8, as it, in its sole discretion, shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of Common Stock, issuance of warrants to purchase Common Stock or distribution of evidences of indebtedness or other assets (excluding cash dividends) referred to hereinabove in this Paragraph 8 hereafter made by the Company to the Holders of its Common Stock shall not result in any tax to the Holders of its Common Stock or securities convertible into Common Stock.

     (f) Whenever the Exercise Price is adjusted as herein provided or the Termination Date extended as herein provided, the Company shall promptly cause a notice, setting forth the adjusted Exercise Price and adjusted number of Warrant Shares as to which a Notice of Warrant Exercise may be given under this Warrant and/or the extended Termination Date, to be mailed to the Holders, at their last addresses appearing in the books of the Company, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Paragraph 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

     (g) In the event that at any time, as a result of an adjustment made pursuant to Subparagraph 8(a) above, the Holder of this Warrant thereafter shall become entitled to receive any Exercise Shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subparagraphs (a) to (e), inclusive, of Paragraph 8 above.

     (h) Irrespective of any adjustments in the Exercise Price, the number of Warrant Shares or kind of Exercise Shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued in exchange or substitution for this Warrant or any part thereof may continue to express the same price and number and kind of shares as are stated in this Warrant.

     (i) Whenever the Exercise Price shall be adjusted or the Termination Date extended, in each case as required by the provisions hereof, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided and/or the Termination Date extended and, in the case of an Exercise Price adjustment, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, mail a copy by certified mail or such certificate to the Holder.

     9. Restrictions on Transferability; Restrictive Legends; Indemnification.

     (a) Neither this Warrant nor the right to exercise this Warrant or to receive Exercise Shares upon any such exercise may be sold, assigned or transferred by the Holder, except that this Warrant and such rights may be transferred, upon compliance with the other Subparagraphs of this Paragraph 9,
(i) by TFG, as the Holder, to any successor to TFG by reason of a merger or consolidation of TFG or any successor to all or substantially all of TFG's assets if such successor assumes in writing this Warrant and all of TFG's liabilities and obligations under the Services Agreement (subject to the provisions of Section 6.4 thereof) and (ii) by TFG, as the Holder, to the shareholders of TFG as of the date of this Warrant if TFG guarantees in writing the performance by each such transferee of such transferee's obligations under the Warrant transferred. Any sale, assignment or transfer of this Warrant in violation of this Paragraph 9 is null and void as of the time of such transfer.

     (b) No Exercise Share may be offered for sale or sold, or otherwise transferred or sold in any transaction that would constitute a sale thereof within the meaning of the Securities Act (except to the Company pursuant to Paragraph 6 hereof), unless (i) such security has been registered for sale under the Securities Act and registered or qualified under applicable state securities laws relating to the offer and sale of securities, or (ii) an exemption from the registration requirements of the Securities Act and the registration or qualifications requirements of all such state securities laws are available and the Company shall have received an opinion of counsel (which may be an opinion that covers multiple or all subsequent sales) satisfactory to the Company that the proposed sale or other disposition of such securities may be effected without registration under the Securities Act, such counsel and such opinion to be satisfactory to the Company.

     (c) Except as otherwise permitted by this Paragraph 9, this Warrant and any Warrant issued upon direct or indirect transfer of or in substitution for this Warrant or any part thereof shall be stamped or otherwise imprinted with a legend substantially in the form of the legend with respect to transfer limitation and securities acts at the head of this Warrant.

     (d) Except as otherwise permitted by this Paragraph 9, each certificate for an Exercise Share issued upon exercise of this Warrant or any Warrant issued upon direct or indirect transfer of or in substitution for this Warrant or any part thereof shall be stamped or otherwise imprinted with a legend in substantially the following form:

          The shares represented by this certificate (i) have not been registered under the Securities Act of 1933, as amended, and may not be transferred in the absence of such registration or an exemption therefrom under such Act, except under circumstances where neither such registration nor such an exemption is required by law and (ii) are subject to the provisions of a Warrant agreement, dated as of March 14, 1996, between Tel-Save Holdings, Inc. and The Furst Group, Inc., a copy of which Warrant agreement is on file at the principal office of Tel-Save Holdings, Inc.

; and, subject to Subparagraph 9(e) below, each certificate issued upon direct or indirect transfer of any such Exercise Share shall be stamped or otherwise imprinted with a legend in substantially the following form:

          The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be transferred in the absence of such registration or an exemption therefrom under such Act, except under circumstances where neither such registration nor such an exemption is required by law.

     (e) The Company shall, at the request of any registered holder of an Exercise Share, exchange the certificate representing such security for a certificate representing the same security not bearing the restrictive legend required by Subparagraph 9(d) if the Exercise Shares may be sold or transferred pursuant to the provisions of Rule 144(k) and, in the opinion of counsel to the Company, such restrictive legend is no longer necessary. In addition, the legend shall be appropriately modified to remove clause (ii) thereof if the Exercise Shares are no longer subject to any restriction under this Warrant.

     (f) The Holder agrees to indemnify and hold harmless the Company against any loss, damage, claim or liability arising from the disposition of this Warrant or any Exercise Share held by such Holder or any interest therein in violation of the provisions of this Paragraph 9.

     10. Registration Rights.

     (a) Certain Definitions. For purpose of this Paragraph 10, the following terms will be defined as follows:

     "Commission" means the Securities and Exchange  Commission.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Holder" means The Furst Group, Inc., a New Jersey corporation, as the Holder of the Original Warrant, and any successor or assign thereof that is permitted pursuant to Subparagraph 9(a) of the Original Warrant.

     "Person"  means  an   individual,   partnership,   corporation,   trust  or
unincorporated organization, or a government or agency or political subdivision thereof.

     "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

     "Registrable Securities" means the Exercise Shares issued upon exercise of this Warrant and any securities issued or issuable with respect to any of such Exercise Shares (x) by way of stock split, stock dividend or other distribution,
(y) in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or (z) in any other way. Any Registrable Security will cease to be a Registrable Security when (i) a Registration Statement covering such Registrable Security has been declared effective by the Commission and it has been disposed of or purchased, as the case may be, pursuant to such effective Registration Statement, (ii) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or it may be sold pursuant to Rule 144(k) under the Securities Act or (iii) it has been otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for it not bearing a legend and it may be resold without subsequent registration under the Securities Act.

     "Registration Statement" means any registration statement of the Company, including the prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement, which relates to Registrable Securities.

     "Shelf Registration" means the shelf registration statement filed by the Company in accordance with Subparagraph 10(b) hereof.

     "Underwriter" means a securities dealer that purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

     (b) Shelf Registrations

     (i) (1) The Company will file a "shelf" registration statement with respect to the resale of at least 1,000,000 shares of the Registrable Securities pursuant to Rule 415 (or any similar provision that may be adopted by the Commission) under the Securities Act (the "Shelf Registration") within 2 business days after the first date that the Company is first permitted to file a registration statement on Form S-3, but not later than October 1, 1996.

     (2) If the Company is not able to file a registration statement on Form S-3 on the date required by clause (1) of this clause (i), it will, by such time, file a registration statement on such other form as will permit the registration for resale of the Registrable Securities and such other registration statement will be the "Shelf Registration" until replaced by another registration statement so permitting such sales.

     (ii) The Company agrees to use its best efforts to have the Shelf Registration declared effective as soon as practicable after the date of filing thereof and to keep the Shelf Registration continuously effective until the first date there shall be no remaining Registrable Securities (including by reason of the fact that all Registrable Securities may be sold pursuant to Rule 144(k) under the Securities Act).

     (iii) The Company may require the Holder to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing as being necessary or appropriate for completion of the Registration Statement.

     (iv) The Holder agrees by acquisition of the Registrable Securities that, at any time when any Registration Statement is effective, upon receipt of any written notice from the Company of the happening of any of the following events:
(1) any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (2) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,
(3) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (4) the existence of any fact that results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the Prospectus) not misleading, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such Holder's receipt of copies of a supplemented or amended Prospectus that does not contain an untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus, and, if so directed by the Company, Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice, the time period mentioned in Subparagraph (b) of this Paragraph 10 shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holder either receives the copies of the supplemented or amended prospectus contemplated above or is advised in writing by the Company that the use of the Prospectus may be resumed.

     (v) The Holder agrees by acquisition of the Registrable Securities to cooperate with the Company in all reasonable respects in connection with the preparation and filing of Registra- tion Statements hereunder in which such Registrable Securities are included or expected to be included.

     (vi) In the event that the number of Exercise Shares exceeds 1,000,000 shares, the Company will amend the Registration Statement and/or file another Registration Statement (which shall be part of the Shelf Registration for all purposes of this Paragraph 10) covering such additional Exercise Shares.

     (c) Company Registrations. If the Company at any time after this Warrant becomes exercisable proposes to register for sale by the Company in an underwritten offering any of its Common Stock under the Securities Act on any form of general application (other than registration statements on Forms S-4 or S-8 or other similar or substitute forms), it will each such time give written notice to the Holder of its intention to do so and, upon the written request of the Holder made within 30 days after the receipt of any such notice (which request shall specify the number of Registrable Shares intended to be disposed of by the

Holder), the Company will include among the securities that it then endeavors to register under the Securities Act all of the Registrable Shares that the Company has been so requested to register; provided, however, that if, in the written opinion of the managing Underwriter or Underwriters, the total number of Registrable Shares requested to be included by the Holder, together with all shares of Common Stock to be offered by the Company and other holders of the Company's securities, will exceed the maximum number of shares that can be marketed (i) at a price reasonably related to their then current market value, or (ii) without otherwise materially and adversely affecting the entire offering, then the number of shares of Common Stock otherwise to be included in the registration statement by the Holder and other holders of the Company's securities requesting registration shall be reduced as follows: (1) there shall first be excluded shares of Common Stock proposed to be included by holders of the Company's securities not possessing legal rights to include the same; and
(2) any further reduction shall be pro rata among such holders (having such legal right) requesting such registration in the proportion of the number of shares of Common Stock then owned by each with respect to which it has registration rights; provided, however, that there shall be no reduction pursuant to the provisions hereof in the number of shares to be included therein
(i) by the Company and (ii) by a person or persons with a legal right to demand such registration if the registration is at the demand of such person or persons pursuant to such legal right.

     (d) Fees and Expenses. The Company will pay all registration expenses in connection with each registration pursuant to this Paragraph 10 other than underwriting discounts and commissions and the fees, expenses and disbursements of counsel, if any, retained by the Holder.

     (e) Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in this Paragraph 10, the Company will as expeditiously as possible:

          (i) prepare in conformity with the requirements of the Securities Act and file with the Commission a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective;

          (ii) prepare in conformity with the requirements of the Securities Act and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement (1) in the case of the Shelf Registration, for the time period set forth in Subparagraph (b) of this Paragraph 10, and (2) in the case of a Registration Statement under Subparagraph
(c) of this Paragraph 10, until (A) such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement, but (B) in no event for a period of more than 120 days after such Registration Statement becomes effective;

          (iii) furnish to the Holder of such Registrable Securities such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits and one fully executed copy of such Registration Statement and of each such amendment and supplement thereto), such number of copies of the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as such Seller may reasonably request;

          (iv) use its reasonable best efforts to register or qualify such Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as the Holder shall reasonably request, and take any other action as may be necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, except that the Company shall not for any purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this paragraph, be so qualified or to consent to general service of process in any such jurisdiction;

          (v) notify the Holder of any such Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

          (vi) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable but in any event not later than eighteen months after the effective date of the Registration Statement, an earnings statement covering the period of at least twelve consecutive months, beginning with the first month of the first quarter after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

The Company may require each seller of any securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time request in writing and as shall be required by law or by the Commission in connection therewith.

     (f) Underwriting.

     (i)  If  a   registration   pursuant  to  this  Paragraph  10  involves  an
underwritten   offering,  the  Company  shall  have  the  right  to  select  the
Underwriters therefor.

     (ii) If requested by the Underwriters for any underwritten offering, the Company will enter into an underwriting agreement with such Underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in agreements of this type. The Holder requesting registration for sale in such underwritten offering under this Paragraph 10 shall be a party to such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Underwriters shall also be made to and for the benefit of such Holder and the conditions precedent to the obligations of such Underwriters under such underwriting agreement shall be conditions precedent to the obligations of such Holder. Such Holder shall not be required to make any representations or warranties to or agreements with the Company or its Underwriters other than representations, warranties or agreements regarding such Holder and such Holder's intended method of distribution. No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     (iii) The Holder, if such Holder is then the beneficial owner (as provided in Rule 13d-3 under the Exchange Act) of 2% or more of the Common Stock of the Company and if requested by the managing Underwriters in any underwritten offering of Common Stock of the Company (whether or not any Registrable Securities of such Holder are included in such offering), agrees not to effect any public sale or distribution of the Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten offering), during the 10-day period prior to, and during a period of up to 90 days beginning on, the closing date of such underwritten offering, to the extent timely notified in writing by the Company or the managing Underwriters, provided that the Company's directors and executive officers and all other beneficial holders of the same percentage of shares as the Holder similarly agree.

     (g) Indemnification

     (i)  Indemnification  by Company.  The  Company  shall  indemnify  and hold harmless the Holder, its officers, directors, employees and Agents and each Person who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "Indemnified Holder") from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such Holder specifically for use therein; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) such Holder failed to send or deliver (if and to the extent required under the Securities Act) a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities and (ii) the Prospectus would have completely corrected such untrue statement or omission; and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver (if and to the extent required by the Securities Act) such Prospectus as so amended or supplemented, prior to or concurrently with the sale of a Registrable Security to the person asserting such loss, claim, damage, liability or expense who purchased such Registrable Security which is the subject thereof from such Holder. The Company will also indemnify Underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Indemnified Holders; provided, however, if such Underwriters, selling brokers, dealer managers or similar securities industry professionals require or agree to indemnification provisions different from those set forth herein, but standard in the industry, the Company agrees to provide them such indemnification rather than the indemnification provided for herein.

     If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against an Indemnified Holder in respect of which indemnity may be sought from the Company, such Indemnified Holder shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel satisfactory to such Indemnified Holder and the payment of all expenses. Such Indemnified Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such Indemnified Holder unless (a) the Company has agreed to pay such fees and expenses or (b) the Company shall have failed to assume the defense of such action or proceeding and has failed to employ counsel satisfactory to such Indemnified Holder in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Holder and the Company, and such Indemnified Holder shall have been advised by counsel reasonably satisfactory to the Company that there may be one or more legal defenses available to such Indemnified Holder which are different from or additional to those available to the

Company (in which case, if such Indemnified Holder notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Holder, it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such Indemnified Holder and any other Indemnified Holders, which firm shall be designated in writing by such Indemnified Holders). The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent (which will not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Indemnified Holders from and against any loss or liability by reason of such settlement or judgment.

     (ii) Indemnification by Holder of Registrable Securities. The Holder agrees to indemnify and hold harmless the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holder, but only with respect to information relating to such Holder furnished in writing by such Holder specifically for use in any Registration Statement or Prospectus, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person, in respect of which indemnity may be sought against a Holder, such Holder shall have the rights and duties given the Company and the Company or its directors or officers or such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.

     The Company shall be entitled to receive indemnities from Underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement or any amendment or supplement thereto, or any preliminary prospectus.

     (iii) Contribution. If the indemnification provided for in this Subparagraph (g) is unavailable to an indemnified party under clause (i) or (ii) of this Subparagraph (g) (other than by reason of exceptions provided in those clauses) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Indemnified Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of clause (i) of this Subparagraph (g), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

     The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this clause (iii) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


     (h) Termination Date Extension. If, by reason of its agreement under Subparagraph 10(f)(iii) hereof, Holder is not permitted to sell Registrable Securities for a period that includes the Termination Date (before any adjustment under this Subparagraph), the Termination Date will be extended by such number of days as equals the number of days from the beginning of such period that Holder is so prevented from selling to the Termination Date (before any adjustment under this Subparagraph). If, by reason of its agreement under Subparagraph 10(b)(iv) hereof, Holder is not permitted to sell Registrable Securities for more than 30 days in any twelve-month period, the Termination Date will be extended by such number of days in such twelve-month period as Holder is so prevented from selling as exceeds such 30 days.

     11. Notices. All notices or other communications under this Warrant shall be in writing and shall be deemed to have been given if delivered by hand or mailed by certified mail, postage prepaid, return receipt requested, or delivered by facsimile transmission (which shall be followed by delivery of an original copy), addressed as follows:

         If to the Company:

         Tel-Save Holdings, Inc.
         22 Village Square
         New Hope, PA  18939
         Facsimile No. 215-862-1083

         with a copy to:

          Aloysius T. Lawn, IV, Esquire
          General Counsel and Secretary
          22 Village Square
          New Hope, PA  10939
          Facsimile No.: 215-862-1085

          and to the Holder:

          at the address (or facsimile number) of the Holder appearing on the books of the Company or the Company's transfer agent, if any.

     Either of the Company or the Holder may from time to time change the address or facsimile number to which notices to it are to be mailed hereunder by notice in accordance with the provisions of this Paragraph 11.

     12. Supplements and Amendments. Except as otherwise provided herein, this Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     13. Successors and Assigns. This Warrant shall inure to the benefit of and be binding on the Company and the Holder and their respective successors and assigns, subject to the limitations on transfer of this Warrant and the rights hereunder by the Holder. Any successor to the Company by merger or consolidation (if other than the Company) will, upon such succession, assume in writing the Company's obligations hereunder.

     14. Severability. If for any reason any provision, paragraph or terms of this Warrant is held to be invalid or unenforceable, all other valid provisions herein shall remain in full force and effect and all terms, provisions and paragraphs of this Warrant shall be deemed to be severable.

     15. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of said State.

     16. Entire Agreement. This Warrant consists of all the terms and conditions contained herein and all documents incorporated herein specifically by reference and constitutes the complete and exclusive statement of the understandings between the parties and supersedes all proposals and prior agreements (oral or written) between the parties relating to the rights and obligations provided hereunder.

     17. Headings; Etc. Paragraph and Subparagraph headings used herein are included herein for conveniences of reference only and shall not affect the construction of this Warrant nor constitute a part of this Warrant for any other purpose. The words "herein," "hereof," "hereby," "hereto," "hereunder" and words of similar import refer to this Warrant as a whole and not to any particular article, section, paragraph, subparagraph or other subdivision of this Warrant. Defined terms shall include the plural and the singular as the context shall require.

     18. Consent and Acknowledgment of Holder. The terms and conditions of this Warrant are agreed and consented to by the Holder, as evidenced by Holder's signature on the line provided below. This Warrant shall bind and be enforceable by and against the Holder and such Holder's successors, heirs, estates, representatives and assigns and the Company and its successors and assigns.

     IN WITNESS WHEREOF, the Company and the Holder have caused these presents to be duly executed as of the day and year written above.

                                      TEL-SAVE HOLDINGS, INC.

                                      By:_______________________
                                      Chief Executive Officer

    [Name of Holder]
      as the Holder

    ___________________________

                                   APPENDIX A

                           NOTICE OF WARRANT EXERCISE


     Pursuant to the attached Warrant ("Warrant"), by and between the undersigned and Tel-Save Holdings, Inc., a Delaware corporation (the "Company"), dated as of March 14, 1996, the undersigned hereby irrevocably elects to exercise the Warrant with respect to ________________ Warrant Shares (as defined in the Warrant) as provided for therein.

     The undersigned requests that a certificate for the Exercise Shares be issued in the name of:


 ________________________________________


_________________________________________


             _______________________________________________________
             (Please print name, address and social security number)


          Dated:        ___________________________________

          Address:      ___________________________________

                        ___________________________________

                        ___________________________________

          Signature:    ___________________________________